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                                                                    Exhibit 23.3

         Consent of PricewaterhouseCoopers LLP, Independent Accountants

   We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 19, 1999, except as to the reverse stock split described in Note 15 which is as of May 5, 2000 relating to the financial statements of ValiCert, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

September 27, 2001